CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated March 2, 2016, relating to the financial statements and financial highlights of GSREA CMBS Credit Opportunities, LLC (the predecessor fund to the RiverPark Commercial Real Estate Fund, a series of RiverPark Funds Trust), for the year ended December 31, 2015, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
March 24, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 27, 2015, relating to the financial statements of GSREA CMBS Credit Opportunities, LLC, which appear in such Registration Statement.  We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 24, 2016